                                                                      Exhibit 6.


        [PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA LETTERHEAD]



April 24, 2000

Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

Directors:

I hereby consent to the reference to my name under the caption "Experts" in the Prospectus filed as part of the Post-Effective Amendment No. 6 of the Registration Statement on Form S-6 (File No. 33-83138) for the Providentmutual Variable Life Separate Account.

Sincerely,

/s/ Scott V. Carney
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Scott V. Carney, FSA, MAAA Actuary